Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Third Quarter 2026 Financial Results

NEWARK, Del., Oct. 22, 2026 — Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released third quarter 2026 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, Oct. 22, 2026, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
###

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Media, media@salliemae.com

Investors
Investor Relations, IR@salliemae.com

Sallie Mae Reports Third Quarter 2026 Results

NEWARK, Del., Oct. 22, 2026 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its third quarter 2026 financial results.
Third Quarter Financial Results
–$3.4 billion Private Education Loan Originations(1), 15% growth from the year-ago quarter.
–GAAP net loss per common share of $0.19, primarily due to provision and expenses related to our highest ever year-over-year originations growth.
–$90 million(2) net charge-offs, an increase year-over-year primarily driven by impacts from the previously discussed misaligned third-party debt resolution practices.
–$221 million Non-Interest Expenses, year-over-year increase largely attributable to expenses associated with peak season to capture new volume and customers following PLUS reform.
“We delivered a record peak season, highlighted by the largest single quarter of originations in the Company’s history. Credit quality of originations remained strong, and we’re encouraged by the significant growth in graduate student lending following changes to federal student loan programs. We believe our growing strategic partnerships business and disciplined balance sheet management provide flexibility in a dynamic interest rate environment while supporting our ability to serve more students and families.”
–Jonathan Witter, CEO, Sallie Mae
Third Quarter Financial Results
For the three months ended Sept. 30, 2026, SLM’s GAAP net loss per common share was $0.19, a decrease from the year ago quarter, primarily due to provision and expenses related to our highest ever year-over-year originations growth. Private Education Loan originations increased 15% from the year-ago quarter, including 119% growth in Graduate Loan originations during the first academic year following PLUS reform. Origination credit quality remained strong, with the average winning FICO at approval of 757(3), up from the year-ago quarter, and cosigner rates remained strong at 92%.

	Q3 2026	Q2 2026	Q3 2025
Key Performance Metrics ($ in millions)
Net interest income	$339	$333	$373
Less: provisions for credit losses	214	126	179
Total non-interest income	36	68	173
Total non-interest expenses	221	195	180
Income tax (benefit) expense	(27)	22	50
Net income (loss)	$(32)	$59	$136

Net income (loss) attributable to common stock	$(36)	$55	$132
GAAP diluted earnings (loss) per common share	$(0.19)	$0.29	$0.63
Average common and common equivalent shares outstanding (millions)	186	190	211

Credit Performance within Expectations
Third-quarter net charge-offs totaled $90 million(2), an increase from the year-ago quarter, primarily driven by misaligned third-party debt resolution practices affecting a small, high-ability-to-pay segment of borrowers progressing straight through delinquency to default, and related shifts to our recovery strategies. We have seen our strategies for managing this population gain traction, however borrower adoption of these strategies has been slower than anticipated.
Beyond net charge-offs, credit performance remained within expectations, with delinquencies representing 4.2% of loans in repayment(4) at Sept. 30, 2026. The Company's total allowance for credit losses as a percentage of Private Education Loan exposure improved to 5.89% from 5.93% in the year-ago quarter.

	September 30, 2026		September 30, 2025
	Balance	%	Balance	%
Loans in Repayment(4) and % of Each Status
Loans Current	$15,369,029	95.8%	$15,638,904	96.0%
Loans Delinquent 30-59 Days	351,102	2.2	335,312	2.0
Loans Delinquent 60-89 Days	173,755	1.1	173,135	1.1
Loans Delinquent 90+ Days	149,555	0.9	145,119	0.9
Total Private Education Loans in Repayment	16,043,441	100%	16,292,470	100.0%

Delinquencies as a % of Loans in Repayment		4.2%		4.0%
% of Loans in Forbearance(5)		2.3%		2.0%
Total Allowance % of Private Education Loan Exposure		5.89%		5.93%

Net Charge-Offs(2)	$90,386		$77,531
Strategic Balance Sheet Actions and Capital Deployment
The Company continued to return capital to shareholders by repurchasing 5.1 million(6) shares of common stock for $132.2 million during the third quarter of 2026. For the nine months ended Sept. 30, 2026, the Company has repurchased 18.1 million(6) shares of common stock for $415.6 million and as of Sept. 30, 2026, $111 million of capacity remained available under the Company’s 2026 Share Repurchase Program.
Earnings for the quarter were supported by a lower cost of funds, 4.21%, compared to 4.24% in the year-ago quarter, due in part to actions taken this year to extend the duration of our fixed-rate funding. Non-interest expenses totaled $221 million, a 22% increase from the year ago quarter, largely attributable to expenses associated with peak season to capture new volume and customers following PLUS reform.
The Company continued to execute on its strategic and capital management priorities during the quarter, entering into a new strategic partnership with a leading global investment firm that included an initial seasoned portfolio loan sale of $143 million of Private Education Loans, including $129 million of principal and $14 million of capitalized interest.

2026 Outlook*
As we will discuss in more detail on our earnings conference call, there have been a number of recent developments across our business and impacts due to the broader macroeconomic environment. While we do not expect these things to impact the long-term success of our strategy, they have influenced our expectations for fourth quarter and full year performance. As such, for the full year 2026, the Company expects:

	Prior Guidance	Updated Guidance
Diluted Earnings per Common Share	$3.10 to $3.20	$1.95 to $2.05
Private Education Loan Originations Growth	12% to 14%	12% to 14%
Net Charge-offs	$365 to $385 million	$400 to $420 million
Non-interest Expenses	$750 to $780 million	$750 to $780 million
*The 2026 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures below for more information.
CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. See SLM Corporation’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC Filings”) for definitions and descriptions of terms used in this presentation. Statements that are not historical facts, including statements about SLM Corporation’s beliefs, opinions, expectations, and/or statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to, the strategies, goals, and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company,” “we,” “our,” or “us”); the Company’s expectation and ability to execute loan sales (including sales under the Company’s strategic partnership) and share repurchases; the Company’s expectation and ability to pay a quarterly cash dividend on the Company’s common stock in the future, subject to approval of the Board of Directors; the Company’s 2026 guidance; the Company’s three-year horizon outlook; the Company’s credit outlook; the impact of acquisitions the Company has made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of changes in credit administration practices, including the results of simulations or other behavioral observations.
Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the Company’s control, which may cause actual results to differ materially from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be as anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied by, or projected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A., “Risk Factors,” and elsewhere in SLM Corporation’s SEC Filings; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; changes in laws, regulations, and supervisory expectations, especially in light of the goals of the current federal administration; the ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and related changes in significant accounting estimates, including those regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of the Company’s risk management framework and quantitative models; changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws); and changes in the demand for the Company’s deposit products, including changes caused by new or emerging market entrants or technologies. The Company could also be affected by, among other things, changes in funding costs and availability; reductions to credit ratings; cybersecurity incidents, cyberattacks, risks related to artificial intelligence (“AI”), and other failures or breaches of operating systems or infrastructure, including those of third-party vendors; the societal, demographic, business, and legislative/regulatory impacts of pandemics, other public health crises, severe weather events, and/or natural disasters; damage to reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the business; changes in the demand for higher education, educational financing, or financing preferences of lenders, educational institutions, students, and their families, including changes to the amount or availability of funding that educational institutions, students, or their families receive from government sources; changes in laws and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; changes in customer creditworthiness; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; the Company’s ability to execute loan sales at prices acceptable to the Company as a consequence of any changes in the macroeconomic environment, including interest rates; rates of prepayments on loans owned by the Company; and changes in general economic or macroeconomic conditions, including, but not limited to, changes due to inflation, stagflation, recession, shifts in the labor market, and changes to government policies or initiatives, such as tariffs, trade wars, wars, immigration, and student visa policies, which could negatively impact consumer or business sentiment, demand for higher education, demand for student loans, financial and business results and/or modeling, and the ability to successfully effectuate any acquisitions, strategic partnerships, or initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. The Company’s past performance is not indicative of future results, and actual results may differ materially from any projections and/or estimates herein. The Company does not undertake any obligation to update, supplement, or revise any forward-looking statements or estimates to conform to actual results or changes in the Company’s expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements or estimates discussed herein.

Footnotes:

(1) We define Private Education Loan originations for a period by reference to the amount of loan disbursements in that period.

(2) Charge-offs exclude $19.1 million of loans previously charged off by an unconsolidated Private Education Loan Securitization that were purchased by the Company during the three months ended September 30, 2026 following the exercise of optional clean-up calls.

(3) Represents the higher credit score of the cosigner or the borrower.

(4) Loans in Repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but do not include those loans while they are in forbearance).

(5) Loans in forbearance include loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.

(6) For the third quarter of 2026, shares of common stock were repurchased under Rule 10b5-1 trading plans. For the nine months ended September 30, 2026, shares of common stock were repurchased under Rule 10b5-1 trading plans and an accelerated share repurchase (“ASR”). As of September 30, 2026, we had $111 million of capacity remaining under the 2026 Share Repurchase Program.

***

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2026	2025
Assets
Cash and cash equivalents	$2,165,175	$4,241,265
Investments:
Trading investments at fair value (cost of $37,326 and $37,606, respectively)	41,308	49,250
Available-for-sale investments at fair value (cost of $2,956,353 and $1,812,408, respectively)	2,847,109	1,758,070
Other investments	104,119	115,394
Total investments	2,992,536	1,922,714
Loans held for investment (net of allowance for losses of $1,449,614 and $1,430,318, respectively)	20,626,170	20,332,124
Loans held for sale	1,442,105	933,256
Restricted cash	273,771	177,263
Other interest-earning assets	65	120
Accrued interest receivable	1,680,595	1,562,811
Premises and equipment, net	122,938	122,193
Goodwill and acquired intangible assets, net	57,912	59,974
Income taxes receivable, net	420,521	347,260
Other assets	59,208	47,315
Total assets	$29,840,996	$29,746,295

Liabilities
Deposits	$20,760,905	$21,060,151
Short-term borrowings	898,729	498,415
Long-term borrowings	5,535,923	5,362,494
Other liabilities	389,925	373,877
Total liabilities	27,585,482	27,294,937
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 445.7 million and 443.2 million shares issued, respectively	89,142	88,650
Additional paid-in capital	1,272,772	1,240,250
Accumulated other comprehensive loss (net of tax benefit of ($27,386) and ($13,446), respectively)	(81,757)	(40,128)
Retained earnings	4,981,149	4,734,313
Total SLM Corporation stockholders’ equity before treasury stock	6,512,376	6,274,155
Less: Common stock held in treasury at cost: 262.9 million and 244.0 million shares, respectively	(4,256,862)	(3,822,797)
Total equity	2,255,514	2,451,358
Total liabilities and equity	$29,840,996	$29,746,295

SLM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except share and per share amounts)	2026	2025	2026	2025
Interest income:
Loans	$559,173	$593,734	$1,701,371	$1,790,110
Investments	31,874	14,955	63,966	43,411
Cash and cash equivalents	25,435	48,898	102,509	136,915
Total interest income	616,482	657,587	1,867,846	1,970,436
Interest expense:
Deposits	199,080	203,577	590,767	609,194
Interest expense on short-term borrowings	570	717	8,435	7,731
Interest expense on long-term borrowings	77,510	80,316	221,090	228,744
Total interest expense	277,160	284,610	820,292	845,669
Net interest income	339,322	372,977	1,047,554	1,124,767
Less: provisions for credit losses	213,675	179,462	327,872	351,466
Net interest income after provisions for credit losses	125,647	193,515	719,682	773,301
Non-interest income:
Gains on sales of loans, net	3,650	135,958	164,902	323,680
Gains (losses) on securities, net	(13,970)	4,876	(8,367)	(8,143)
Other income	46,465	31,868	132,473	89,985
Total non-interest income	36,145	172,702	289,008	405,522
Non-interest expenses:
Operating expenses:
Compensation and benefits	98,443	83,667	302,142	259,397
FDIC assessment fees	5,455	6,511	15,039	28,696
Other operating expenses	116,169	89,380	267,543	211,399
Total operating expenses	220,067	179,558	584,724	499,492
Acquired intangible assets amortization expense	635	846	2,062	2,765
Total non-interest expenses	220,702	180,404	586,786	502,257
Income (loss) before income tax (benefit) expense	(58,910)	185,813	421,904	676,566
Income tax (benefit) expense	(26,649)	49,963	87,686	164,904
Net income (loss)	(32,261)	135,850	334,218	511,662
Preferred stock dividends	3,643	3,994	10,779	11,922
Net income (loss) attributable to SLM Corporation common stock	$(35,904)	$131,856	$323,439	$499,740
Basic earnings (loss) per common share	$(0.19)	$0.64	$1.70	$2.39
Average common shares outstanding	185,566	207,144	189,831	209,023
Diluted earnings (loss) per common share	$(0.19)	$0.63	$1.68	$2.35
Average common and common equivalent shares outstanding	185,566	210,607	192,111	212,922
Declared dividends per common share	$0.13	$0.13	$0.39	$0.39